EXHIBIT 23.2



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the inclusion in this Form 10-K of our report dated March 26, 2002. It should be noted that we have not audited any financial statements of the Company subsequent to December 30, 2001, or performed any audit procedures subsequent to the date of our report.

                                                        /s/ ARTHUR ANDERSEN LLP

Philadelphia, PA
March 26, 2002